UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2004

CCSB Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50143	32-0034299
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1178 West Kansas, Liberty, Missouri	64068
(Address of Principal Executive Office)	(Zip Code)

(816) 781-4500

(Registrant’s telephone number, including area code)

1178 West 152 Highway, Liberty, MIssouri

(Former name or former address, if changed since last report. This is not a physical address change but a postal address change only.)

CCSB FINANCIAL CORP.

FORM 8-K

INCLUDED INFORMATION

Item 5. Other Events and Regulation FD

On April 30, 2004, CCSB Financial Corp. (the “Company”) issued a statement that it had repurchased 32,000 shares, at an average cost of $15.91 per share, under a plan announced on January 28, 2004, to repurchase 50,000 shares of its common stock over a 12-month period. The statement is in the press release included as Exhibit 99 to this report.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

The following Exhibits are filed as part of this report:

Exhibit Number	Description
Exhibit 99	Press Release of the Company dated April 30, 2004

Item 12. Results of Operations and Financial Condition

On April 30, 2004, the Company issued a press release regarding its financial results for the quarter ended March 31, 2004. The press release is included as Exhibit 99 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CCSB FINANCIAL CORP.

DATE: April 30, 2004	By:	/s/ John R. Davis
John R. Davis
Chairman, President and Chief Executive Officer